, 2019

Exhibit 99.1

LIBERTY LATIN AMERICA LTD. ANNOUNCES TERMS FOR PREVIOUSLY ANNOUNCED SUBSCRIPTION RIGHTS OFFERING

Denver, Colorado – September 4, 2020: Liberty Latin America Ltd. (“Liberty Latin America”) (Nasdaq: LILA and LILAK, OTC Link: LILAB) announced today terms for Liberty Latin America's previously announced distribution (the “Rights Distribution”) of pro rata subscription rights (the “Class C Rights”) to holders of its Class A common shares, Class B common shares and Class C common shares (together, the “Liberty Latin America common shares”) to acquire its Class C common shares in a rights offering to follow such distribution (the “Rights Offering”). The distribution date for the Rights Distribution will be 5:00 p.m., New York City time, on September 10, 2020.  As previously announced, the record date for the Rights Distribution will be 5:00 p.m., New York City time, on September 8, 2020 (such date and time, the “Rights Record Date”); however, as a result of “due bill” trading procedures, those persons acquiring Liberty Latin America common shares in the market following the Rights Record Date but prior to the ex-dividend date will be entitled to receive Class C Rights.

In the Rights Distribution, Liberty Latin America will distribute 0.2690 of a Class C Right for each Liberty Latin America common share held as of the Rights Record Date. Fractional Class C Rights will be rounded up to the nearest whole right, to be described in more detail in the prospectus (the “Prospectus”) to be included in Liberty Latin America's Registration Statement on Form S-3 which will be filed with the Securities and Exchange Commission (the “Commission”) prior to the Rights Distribution.

Each whole Class C Right will entitle the holder to purchase, pursuant to the basic subscription privilege, one Class C common share at a subscription price of $7.14, which is equal to a 25% discount to the volume weighted average trading price of the Class C common shares for the 3-day trading period ending on and including September 2, 2020. Each Class C Right also entitles the holder to subscribe for additional Class C common shares that are unsubscribed for in the Rights Offering pursuant to an oversubscription privilege. Each member of Liberty Latin America’s Board of Directors and executive management team has advised Liberty Latin America that he or she intends to exercise their basic subscription rights in full. Additionally, two significant shareholders, John Malone and Searchlight Capital Partners, each have advised Liberty Latin America that they intend to exercise their basic subscription rights in full.

As previously announced, it is expected that the Rights Offering will commence on September 11, 2020 (the “Commencement Date”), which is also the ex-dividend date for the Rights Offering. Liberty Latin America expects that the Class C Rights will trade on a when-issued basis on the Nasdaq Global Select Market on September 10,

2020 and will begin trading in the regular way on the Nasdaq Global Select Market on September 11, 2020. Liberty Latin America intends to announce additional information, including information regarding the trading of the Class C Rights on Nasdaq (including trading symbol information) as soon as such information has been confirmed.

The completion of the Rights Distribution remains subject to the satisfaction of certain conditions, and Liberty Latin America reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the Rights Distribution date or the Commencement Date.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Rights Distribution, the Rights Offering, who intends to subscribe, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, without limitation, Liberty Latin America's ability to satisfy the conditions to the Rights Distribution and Liberty Latin America's ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to our filings with the Commission, including our most recently filed Form 10-K and Form 10-Q, for additional information about the risks and uncertainties related to our business that may affect the statements made in this press release.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. None of Liberty Latin America, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Class C Rights. When available, rightsholders should carefully read the Prospectus insofar as it relates to the Rights Offering before making any decisions with respect to their Class C Rights.

Investor Relations: Media Relations:
Kunal Patel ir@lla.com Claudia Restrepo llacommunications@lla.com